Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-10981) on Form S-3 and Registration Statement (No. 333-179204) on Form S-8 of Patriot National Bancorp, Inc. of our report dated March 15, 2010 relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of Patriot National Bancorp, Inc. for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

New Haven, Connecticut

March 28, 2012